Exhibit 10.23
WARRIOR MET COAL, INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement"), made as of Apri1 19, 2017 (the "Date of Grant"), is by and between Warrior Met Coal, Inc. (the "Company") and Stephen D. Williams (the "Participant").

WI TN E S S E T H:

WHEREAS, the Company has established the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the "Plan"); and

WHEREAS, the Company desires to provide the Participant with an opportunity to share in the long-term growth and value creation of the Company by granting to the Participant an award pursuant to Section 9 of the Plan and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.Grant of Restricted Stock Units.

(a)    Subject to the terms, conditions and restrictions set forth herein, the Company hereby grants to the Participant 13,157 restricted stock units ("RSUs") as of the Date of Grant. The RSUs are granted pursuant to the Plan and will be subject to the terms of the Plan and this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

(b)    Subject to the terms of the Plan, including, without limitation, Section 12 of the Plan, each RSU constitutes the right of the Participant to receive one share of Common Stock on the Settlement Date, subject to the settlement and other terms and conditions set forth in this Agreement. The Participant acknowledges that the RSUs constitute nonqualified deferred compensation within the meaning of Section 409A of the Code and that the Participant should consult a tax adviser with respect to this Award.

(c)    The Company shall establish and maintain an RSU bookkeeping account for the Participant (the "Account"), and such account shall be credited with the number of RSUs granted to the Participant.

2.Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the RSUs are that they will be forfeited by the Participant and all of the Participant's rights to such RSUs shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such RSUs made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, by the Participant without the written consent of the Committee.

3.	Vesting; Settlement.

(a)    The RSUs shall be fully vested on the Date of Grant.

(b)    The RSUs shall be settled on the earlier of (i) a Change in Control or (ii) the fifth (5th anniversary of the Date of Grant (such date, the "Settlement Date"). On the Settlement Date, the RSUs shall cease to be credited to the Account and the Company shall issue to the Participant one share of Common Stock for each RSU under this Award.

4.	Rights as a Shareholder; Dividend Equivalents.

(a)    Unless and until the RSUs become settled in shares of Common Stock in accordance with Section 3 above, the Participant shall have no rights as a shareholder relating thereto. On the Settlement Date, the Participant shall become the record owner of the shares of Common Stock underlying the Award, and as record owner shall be entitled to all rights of a shareholder of the Company.

(b)    If the Company pays a cash dividend on its shares of Common Stock for which the record date (for purposes of this Agreement, the "record date" is the date on which holders of record are determined for purposes of paying the cash dividend on shares of Common Stock) occurs after the Date of Grant but prior to the Settlement Date, the Participant shall receive a lump sum cash payment on the Settlement Date equal to the aggregate amount of the cash dividend made by the Company on a single share of Common Stock multiplied by the number of RSUs awarded under this Agreement that were held by the Participant as of each applicable record date.

5.	Taxes.

(a)    The Participant acknowledges his status as an independent contractor of the Company and agrees to bear sole responsibility for payment of any and all federal, state and local income, employment, social security, workers' compensation insurance, unemployment insurance and any other taxes relating in any way to the award of RSUs or the settlement thereof hereunder.

(b)    The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the RSUs. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that he has consulted with any tax consultants that the Participant deems advisable in connection with the issuance of the RSUs.

6.Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue or transfer any Units to the Participant hereunder, if the issuance or transfer of such Units shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

7.Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

8.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

9.Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

10.Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

11.Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement and the payment(s) hereunder are intended to comply with or be exempt from Section 409A of the Code and the regulations and other guidance published thereunder (collectively, "Section 409A"), and shall at all times be interpreted in accordance with such intent. In no event will the Company or its Affiliates or any of their respective employees, directors, officers, agents, representatives, attorneys, equity holders, principals, partners, members, managers or affiliates have any liability for any failure of this Agreement to satisfy the requirements of, or be exempt from, Section 409A, and such parties do not guarantee that this Agreement complies with, or is exempt from, Section 409A. The Participant acknowledges and agrees that the Participant shall not have any right to designate, directly or indirectly, the time of payment of any amount payable hereunder.

12.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

13.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to such subject matter and supersedes all prior written or oral agreements or understandings, including, without limitation, any term sheets, between the parties with respect to the subject matter hereof, including, without limitation, that certain Phantom Unit Award Agreement by and between Warrior Met Coal, LLC, the predecessor of the Company, and the Participant, dated as of February 24, 2017 (the "Prior Agreement"). Without limiting the foregoing, the Participant agrees and acknowledges that the award previously granted to the Participant pursuant to the Prior Agreement has been cancelled in full and the Participant shall have no rights in respect of such award.

14.No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant's service at any time and for any reason or no reason.

15.Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

16.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

17.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile, PDF and other electronic copies of the parties' signatures shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Warrior Met Coal, Inc.
By:     /s/ Walter J. Scheller, III

PARTICIPANT

By:     /s/ Stephen D. Williams
Name:     Stephen D. Williams

[Signature Page to Williams RSU Award Agreement]